UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

TEXAS CAPITAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 McKinney Avenue, Suite 700

Dallas, Texas 75201

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (214) 932-6600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2016, Texas Capital Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (the “Underwriters”) in connection with a public offering of 3,000,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 450,000 shares of Common Stock from the Company, which was exercised on November 29, 2016. The Common Stock is being offered pursuant to a prospectus supplement filed as part of an existing registration statement on Form S-3 (File No. 333-196339). The offering is expected to close on December 2, 2016, subject to customary closing conditions.

The Underwriters agreed to purchase 3,450,000 shares of common stock at a price of $68.65 per share, and the Company will receive net proceeds from the offering of approximately $236.5 million after expenses. The Company intends to use the net proceeds of the offering to provide capital support for the growth of Texas Capital Bank and for other general corporate purposes.

The above description of the Underwriting Agreement is qualified in its entirety by the full text of such agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Alston & Bird LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Common Stock to be issued and sold in the offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Common Stock described herein, nor shall there be any sale of the Common Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated November 28, 2016.

5.1	Opinion of Alston & Bird LLP, dated December 2, 2016.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

/s/ Julie Anderson
December 2, 2016	Julie Anderson
Chief Accounting Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated November 28, 2016.

5.1	Opinion of Alston & Bird LLP, dated December 2, 2016.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 above).